VARIATION NO. 2

to

CONTRACT No. AGR/C046/11

between

AGR WELL MANAGEMENT LIMITED

and

JASPER DRILLING PRIVATE LIMITED

for

THE PROVISION OF MOBILE DRILLING RIG SERVICES – "JASPER EXPLORER" 2011

JM

This **VARIATION NO. 2** is effective as of the 7th November, 2011, between the following parties:

AGR WELL MANAGEMENT LIMITED, a company having its registered office at Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL, United Kingdom, hereinafter called the "COMPANY"; and

JASPER DRILLING PRIVATE LIMITED, a company having an office at 1 Harbourfront Avenue, #14-08 Keppel Bay Tower, Singapore 098632 hereinafter called the "CONTRACTOR";

and hereinafter collectively referred to as the Parties.

WHEREAS the COMPANY and the CONTRACTOR have entered into CONTRACT No. AGR/CO46/11 for the provision of mobile drilling rig services ("the CONTRACT"); and

The COMPANY and the CONTRACTOR now wish to vary the CONTRACT.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

CLAUSE 6, APPENDIX 1.1 OF SECTION I, FORM OF AGREEMENT

The COMPANY issued an email to the CONTRACTOR dated 15 August 2011 timed at 17.37 from the COMPANY's Jim McManus to the CONTRACTOR's Paul Ezekiel (hereinafter referred to as "the E-mail Declaration") which confirmed the COMPANY's election to declare the first option well offshore Republic of Guinea in accordance with Clause 6, Appendix 1.1 of Section I of the Agreement.

The purpose of this Variation No. 2 is to set out and evidence the agreement between the Parties relating thereto as follows:

1. the COMPANY and CONTRACTOR shall treat the E-mail Declaration as a declaration under Clause 6, Appendix 1.1 of Section I of the Agreement; and

2. the COMPANY may cancel the declared option under the E-mail Declaration, at its sole discretion, in the event that the one (1) firm well referred to in Clause 6 (a), Appendix 1.1 of Section I of the Agreement (the "Firm Well") takes in excess of sixty five (65) days from 16.30 hours on the 5th October, 2011, to complete, i.e. is completed after 16.30 hours on 9th December, 2011. For the avoidance of doubt the term "complete" in relation to a well shall be defined as the completion of drilling operations on such well with the DRILLING UNIT ready to commence its move to the next location; and

3. the COMPANY and the CONTRACTOR hereby irrevocably and unconditionally waive, release and discharge any and all rights, liabilities and obligations due to or by one another arising out of the E-mail Declaration in the event such option well is cancelled in accordance with Clause 2 above; and

4. In the event the declared option under the E-mail Declaration is cancelled in accordance with Clause 2 above, a lump sum fee shall be payable to the CONTRACTOR on the following basis:

(i) where the Firm Well is completed in sixty six (66) days a lump sum fee of one million US Dollars (US$1,000,000);

(ii) where the Firm Well is completed in excess of sixty six (66) days the lump sum fee of one million US Dollars (US$1,000,000) shall be reduced on a pro rata basis such that should the Firm Well be completed in ninety (90) days or more the fee payable shall be zero.

For the avoidance of doubt:

(i) the CONTRACTOR shall be responsible for and shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of any rights or claims made by its Affiliates as a result of the option well declared under the E-mail Declaration being cancelled; and

(ii) the COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of any rights or claims made by its Affiliates as a result of the option well declared under the E-mail Declaration being cancelled.

All other provisions of the CONTRACT shall remain in full force and effect.

The authorised representatives of the parties have executed this CONTRACT Variation in duplicate upon the dates indicated below:

For and on behalf of: **AGR WELL MANGEMENT LIMITED**		**For and on behalf of:** **JASPER DRILLING PRIVATE LIMITED**	
JM Signature:		Signature:	
Name:	**I. Burdis**	Name:	**G. Yeoh**
Title:	**VP Well Management**	Title:	**Executive Director**
Date:	8/11/11	Date:	08 NOV 2011